                           PRELIMINARY PROXY MATERIAL
                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]    Preliminary Proxy Statement
[_]    Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                        NATURAL MICROSYSTEMS CORPORATION

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.
   1)  Title of each class of securities to which transaction applies:

   2)  Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4)  Proposed maximum aggregate value of the transaction:

   5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:

   2)  Form, Schedule or Registration Statement No.:

   3)  Filing Party:

   4)  Date Filed:

                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300

                                                                 March 29, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company"), which will be held on April 28, 2000 at 1:00 p.m. at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts.

  The following Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered by the stockholders and contain certain information about the Company and its directors and officers.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the meeting in accordance with your instructions. Even if you plan to attend the meeting, we urge you to sign and promptly return the proxy card. You can revoke it at any time before it is exercised at the meeting or vote your shares personally if you attend.

  We look forward to seeing you.

                                          Sincerely,

                                          /s/ Robert P. Schechter
                                          Robert P. Schechter
                                          Chairman and Chief Executive Officer

                       NATURAL MICROSYSTEMS CORPORATION
                            100 CROSSING BOULEVARD
                        FRAMINGHAM, MASSACHUSETTS 01702
                                (508) 620-9300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 28, 2000

  The Annual Meeting of Stockholders of Natural MicroSystems Corporation (the "Company") will be held at its corporate offices at 100 Crossing Boulevard, Framingham, Massachusetts on April 28, 2000 at 1:00 p.m., for the following purposes:

    1. To elect two directors for a three-year term.

    2. To vote upon an amendment to the certificate of incorporation of the Company to increase the number of authorized shares of common stock from 45,000,000 to 125,000,000.

    3. To approve the 2000 Equity Incentive Plan.

    4. To ratify the Board of Directors' selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 2000.

    5. To transact such other business as may properly come before the meeting and any adjournments thereof.

  Stockholders of record at the close of business on March 16, 2000 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          Dianne L. Callan
                                          Secretary

Dated: March 29, 2000

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

                       NATURAL MICROSYSTEMS CORPORATION
                            100 Crossing Boulevard
                        Framingham, Massachusetts 01702
                                (508) 620-9300

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF STOCKHOLDERS

  This Proxy Statement is furnished to the holders of common stock, $.01 par value ("Common Stock"), of Natural MicroSystems Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on April 28, 2000 and at any adjournment of that meeting. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. Each properly signed proxy will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting.

  A person giving the enclosed proxy has the power to revoke it by written notice to the Secretary of the Company, by giving a later-dated proxy, or by revoking it in person at the meeting.

  The approximate date on which this Proxy Statement and the enclosed proxy will first be sent to stockholders is March 31, 2000. The Company's Annual Report to Stockholders for 1999 is being mailed together with this Proxy Statement.

  Only holders of Common Stock of record on the stock transfer books of the Company at the close of business on March 16, 2000 (the "record date") will be entitled to vote at the meeting and at any adjournment thereof. There were 16,523,553 shares of Common Stock outstanding at the close of business on the record date.

  Each share of Common Stock is entitled to one vote. The affirmative vote of the holders of a plurality of the shares represented at the meeting, at which a quorum is present, is required for the election of directors. The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the amendment to the Company's certificate of incorporation. Approval of the other matters which are before the meeting will require the affirmative vote at the meeting, at which a quorum is present, of the holders of a majority of the shares of common stock voting with respect to such matters. Votes will be tabulated by the Company's transfer agent, subject to the supervision of persons designated by the Board of Directors as inspectors.

  Under the Company's By-Laws, a quorum at the meeting will consist of a majority of the outstanding shares of Common Stock as of the record date. Shares voted to abstain or to withhold as to a particular matter (including shares as to which a nominee, such as a broker holding shares in street name for a beneficial owner, has no voting authority in respect of such matter) will be deemed represented for quorum purposes but will not be deemed to be voting on such matters and, therefore, will not be the equivalent of negative votes as to such matters. It is the position of the Securities and Exchange Commission (the "SEC"), however, that, for purposes of approval pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") of the third proposal listed on the Notice of Annual Meeting, abstentions will be deemed the equivalent of negative votes.

                         STOCK OWNERSHIP OF DIRECTORS,
                 EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 16, 2000 by (a) each director of the Company, (b) each of the executive officers named in the Summary Compensation Table below, (c) all directors and executive officers as a group and (d) each person known to the Company to own beneficially 5% or more of its Common Stock. Except as otherwise indicated, each such person has sole investment and voting power with respect to the shares shown as being beneficially owned by such person, based on information provided to the Company.

                                         Number of Shares        Percent of
                  Name                 Beneficially Owned(1) Outstanding Shares
                  ----                 --------------------- ------------------
   Robert P. Schechter................         516,041              3.1%
   Zenas W. Hutcheson, III............          77,312                *
   W. Frank King PhD..................          27,000                *
   Pamela D. A. Reeve.................          19,900                *
   Ronald W. White....................          30,970                *
   Robert E. Hult.....................          38,300                *
   George D. Kontopodis, Ph.D.........          99,039                *
   Dorothy A. Terrell.................          90,028                *
   R. Brough Turner...................         199,551              1.2%
   Allen P. Carney....................          80,712                *
   All directors and executive
    officers as a
    group (15 persons)................       1,431,353              8.7%
   FMR Corp.(2)
    82 Devonshire Street
    Boston, MA 02109..................       1,448,320              8.8%

--------
* Less than 1%.

(1) Includes shares which may be acquired within sixty days after March 16, 2000 by exercise of stock options by the directors and executive officers as follows: Mr. White, 5,000; Mr. Kontopodis, 5,625; Mr. Hutcheson, 5,000; Ms. Terrell, 8,047; Dr. King, 10,100; Mr. Turner, 4,375; Mr. Schechter, 12,500; Mr. Carney, 9,687; Mr. Hult, 5,625; all directors and executive officers as a group, 76,764.
(2) Consists of shares held by Fidelity Growth Company Fund (the "Fund") and other registered investment companies which are advisory clients of FMR Corp. ("FMR"). FMR may be deemed to have sole investment power as to all such shares. The Fund has sole voting power as to 1,119,700 of such shares. This information is based solely on a Schedule 13G filed with the SEC.

                             ELECTION OF DIRECTORS

                              (Item 1 of Notice)

  There are currently five members of the Board of Directors, divided into three classes with terms expiring respectively at the 2000, 2001 and 2002 annual meetings of stockholders. The Board has fixed the number of directors for the ensuing year at five and nominated Messrs. Schechter and White, whose terms are expiring, for reelection. Directors elected at the meeting will serve a three-year term expiring at the time of the annual meeting of stockholders in 2003 and when their successors are elected and qualified. The shares represented by the enclosed proxy will be voted to elect each nominee unless such authority is withheld by marking the proxy to that effect. Each nominee has agreed to serve, but in the event a nominee becomes unavailable for any reason, the proxy, unless authority has been withheld as to such nominee, may be voted for the election of a substitute.

  The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

                                         Principal Occupation and Business
Name and Age as of March  Director       Experience During Last Five Years;
        1, 2000            Since         Directorships of Public Companies
------------------------  --------       ----------------------------------
Nominees for Reelection for Terms Expiring in 2003

Robert P. Schechter,        1995   Mr. Schechter has served as a member of the
 51.....................           Board, President and Chief Executive Officer
                                   of the Company since April 1995 and as
                                   Chairman of the Board since March 1996. From
                                   1987 to 1994, Mr. Schechter held various
                                   senior executive positions with Lotus
                                   Development Corporation and from 1980 to 1987
                                   he was a partner of Coopers and Lybrand LLP.
                                   Mr. Schechter is also a director of Infinium
                                   Software, Inc., a developer of enterprise-
                                   level business software applications.

Ronald W. White, 59.....    1988   Mr. White has been, since October 1997, a
                                   partner of Argo Global Capital, formerly
                                   known as GSM Capital, a venture capital fund
                                   focused on wireless technology. Since 1983,
                                   Mr. White has been a partner of Advanced
                                   Technology Development Fund, a venture
                                   capital firm.
Directors Whose Terms
 Expire in 2001

W. Frank King, Ph.D.,       1997   Dr. King has been, since November 1998, a
 60.....................           private investor. From 1992 to 1998, he was
                                   Chief Executive Officer and a director of PSW
                                   Technologies, Inc. (formerly a division of
                                   Pencom, Inc.), a provider of software
                                   services. From 1988 to 1992, Dr. King was
                                   Senior Vice President of Development of Lotus
                                   Development Corporation, and for the previous
                                   19 years he served in various positions with
                                   IBM Corporation, including his last position
                                   as Vice President of Development for the
                                   entry system division. He is also a director
                                   of Auspex Systems, Inc., a provider of
                                   network-attached storage devices; eOn
                                   Communications Corporation, formerly known as
                                   Cortelco Systems, Inc., a provider of
                                   telecommunications applications; Excalibur
                                   Technologies Corporation, a developer of
                                   document management software; PSW
                                   Technologies, Inc.; Best Software, Inc., a
                                   supplier of corporate resource management
                                   software solutions; and Perficient, Inc., a
                                   provider of virtual professional services
                                   organizations to Internet software companies.

                                         Principal Occupation and Business
Name and Age as of March  Director       Experience During Last Five Years;
        1, 2000            Since         Directorships of Public Companies
------------------------  --------       ----------------------------------
Pamela D. A. Reeve, 50..    1997   Ms. Reeve has served, since September 1993,
                                   as Chief Executive Officer and a director
                                   and, from 1989 to September 1993, as
                                   President, Chief Operating Officer and a
                                   director of Lightbridge, Inc., a provider of
                                   products and services which enable wireless
                                   telecommunications carriers to improve
                                   customer acquisition and retention processes.
                                   From 1978 to 1989, she was with The Boston
                                   Consulting Group, a management consulting
                                   firm. Ms. Reeve is a director of WebLink
                                   Wireless, Inc., formerly known as PageMart
                                   Wireless, Inc., a provider of wireless
                                   messaging services.
Director Whose Term
 Expires in 2002
Zenas W. Hutcheson, III,
 46.....................    1989   Mr. Hutcheson has been, since September 1997,
                                   a general partner of St. Paul Venture
                                   Capital, a venture capital firm. From 1996 to
                                   1998, Mr. Hutcheson was Chief Executive
                                   Officer of Vivo Software, Inc., a developer
                                   of web-based video and audio streaming
                                   applications. From 1981 to 1996, Mr.
                                   Hutcheson was president of Hutcheson & Co.,
                                   Inc., a management consulting firm.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors has Audit and Compensation Committees. It does not have a nominating or similar committee.

  The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Dr. King and Ms. Reeve. The Audit Committee held four meetings during 1999.

  The Compensation Committee reviews and recommends to the Board the compensation and benefits of all officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Messrs. White and Hutcheson. The Compensation Committee met twice during 1999.

  During 1999, the Board of Directors of the Company held nine meetings. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and the meetings of the committees of the Board on which he or she served.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth the compensation paid or accrued for services rendered in 1999, 1998 and 1997 by the chief executive officer and the other four most highly compensated (in 1999) executive officers of the Company (the "Named Executive Officers").

                                   Annual             Long Term
                                Compensation         Compensation
                               ------------------    ------------
                                                     Shares Under    Other
   Name and Principal          Salary      Bonus        Option    Compensation
        Position          Year   ($)        ($)       Awards (#)     ($)(1)
   ------------------     ---- -------    -------    ------------ ------------
Robert P. Schechter...... 1999 275,000    275,002(2)    70,000        6,516
President and Chief       1998 275,000         --       40,000        4,999
 Executive
Officer                   1997 250,000    254,000           --        5,371

Robert E. Hult........... 1999 200,000    110,000(2)    20,000        1,248
Senior Vice President of  1998  48,844(3)     --        70,000          --
 Finance
and Operations, Chief     1997     --         --           --           --
 Financial Officer
and Treasurer

George D. Kontopodis,     1999 175,000     84,500(2)    40,000        5,493
 Ph.D....................
Senior Vice President of  1998 175,000        --        75,000        4,999
 Engineering
                          1997 155,000    100,000          --         4,491

Dorothy A. Terrell....... 1999 225,000    292,500(2)    50,000        6,204
Senior Vice President of  1998 201,635(4)     --       105,000      100,199(5)
 Worldwide
Sales and Services and    1997     --         --           --           --
 President of the
Services Group

Allen P. Carney.......... 1999 175,000     96,250(2)    40,000        5,493
Vice President of         1998 175,000        --        20,000        4,999
 Marketing
                          1997 175,000    107,750          --         4,491

--------
(1) Includes, for each of the Named Executive Officers, Company contributions to the Company's 401(k) retirement plan and premiums paid by the Company for term life insurance.
(2) Payment of 25% of the 1999 bonus award is contingent upon the achievement by the Company of certain goals during the first two fiscal quarters of 2000.
(3)  Mr. Hult joined the Company in October 1998.
(4)  Ms. Terrell joined the Company in February 1998.
(5)  Includes $100,000 paid as compensation for joining the Company.

Option Grants in Last Fiscal Year

  The following table shows all stock option grants to the Named Executive Officers during 1999:

                                     Individual Grants
                         ------------------------------------------
                                        % of Total                             Potential Realizable
                                       Option Shares                             Value at Assumed
                           Number of    Granted to                             Annual Rates of Stock
                         Option Shares Employees in  Exercise Price Expiration  Price Appreciation
          Name              Granted     Fiscal Year      ($/sh)        Date    for Option Term($)(1)
          ----           ------------- ------------- -------------- ---------- ---------------------
                                                                                  5%         10%
                                                                               --------- -----------
Robert P. Schechter.....    70,000          6.8          7.188       01/05/09    819,595   1,305,067
Robert E. Hult..........    20,000          2.0          7.188       01/05/09    234,170     372,876
George D. Kontopodis,
 Ph.D...................    40,000          3.9          7.188       01/05/09    468,340     745,753
Dorothy A. Terrell......    50,000          4.9          7.188       01/05/09    585,425     932,191
Allen P. Carney.........    40,000          3.9          7.188       01/05/09    468,340     745,753

--------
(1) As required by the rules of the Securities and Exchange Commission, potential values are stated based on the prescribed assumption that Common Stock will appreciate in value from the date of grant to the end of the option term at the indicated rates (compounded annually) and therefore are not intended to forecast possible future appreciation, if any, in the price of Common Stock.

Option Exercises and Fiscal Year-End Option Values

  The following table sets forth, for the Named Executive Officers, the number of shares for which stock options were exercised in 1999, the realized value or spread (the difference between the exercise price and market value on the date of exercise) and the number and unrealized spread of the unexercised options held by each at fiscal year-end.

                                                          Number of Shares
                                                             Underlying             Value of Unexercised
                                                            Unexercised             In-the-Money Options
                                                         Options at FY-End             at FY-End($)(2)
                                                      ------------------------ -------------------------------
                               Number of
                                Shares
                              Acquired on    Value
            Name              Exercise(1) Realized($) Vested  Unvested  Total    Vested   Unvested    Total
            ----              ----------- ----------- ------- -------- ------- ---------- --------- ----------
Robert P. Schechter.........      --          --      372,625 111,875  484,500 13,307,529 3,564,377 16,871,906
Robert E. Hult..............      --          --       21,875  68,125   90,000    792,969 2,537,031  3,330,000
George D. Kontopodis, Ph.D..      --          --       36,875  74,375  111,250  1,382,667 2,843,984  4,226,651
Dorothy A. Terrell..........      --          --       50,859 104,141  155,000  1,862,711 3,964,164  5,826,875
Allen P. Carney.............      --          --       35,937 119,063  155,000  1,316,193 4,480,682  5,796,875

--------
(1) Does not include 800 shares purchased by each of the Named Executive Officers during 1999 under the Company's 1993 Employee Stock Purchase Plan.
(2)  Based on the fiscal year end closing price of $46.813 per share.

Severance and Option Vesting on Change-in-Control

  The Company has agreed with each of its executive officers, including the officers named in the Summary Compensation Table above, that he or she will, upon termination of employment within one year following a change-in-control of the Company, be entitled to severance compensation equal to one year's salary and the full vesting of all options.

Director Compensation

  Each director of the Company who is not also an employee is paid $2,500 per quarter and is reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors serving on committees of the Board also receive $250 per committee meeting attended. In addition, non-employee directors are entitled to certain option grants under the Company's 1993 Non-Employee Directors Stock Option Plan. Under the Directors Plan each non-employee director currently receives (i) upon first being elected to the board an option for 15,000 shares which vests over three years and (ii) annually at the time of the annual meeting an option for 5,000 shares which vests at the time of the next annual meeting. Pursuant to the Directors Plan, options vest upon any change-in-control of the Company. If approved by the stockholders, the 2000 Equity Incentive Plan will supersede the Directors Plan and it is anticipated that each non-employee director will be granted, under the 2000 Plan, at the time of the annual meeting and in lieu of any grant under the Directors Plan, an option for 7,500 shares vesting at the time of the 2001 annual meeting subject to full vesting upon a change-in-control of the Company. See "Approval of 2000 Equity Incentive Plan."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised of two non-employee directors. The Compensation Committee works with management to develop compensation plans for the Company and is responsible for determining the compensation of each executive officer and recommending such compensation to the Board of Directors.

  The Company's executive compensation program is designed to align executive compensation with the Company's business objectives and the executive's individual performance and to enable the Company to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to the Company's long-term success. In establishing executive compensation, the Compensation Committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other companies in the telecommunications industry for officers in comparable positions so that the Company can attract and retain qualified executives and (ii) individual compensation should include components that reflect the financial performance of the Company and the performance of the individual, including leadership and the achievement of corporate objectives.

  The compensation of the Company's executive officers consists of a combination of base salary, bonuses and equity-based compensation. The Compensation Committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing the operating profit of the Company and by conceiving, developing and positioning the best products in the Company's chosen markets.

  Compensation payments in excess of $1 million to the Chief Executive Officer or other most highly compensated executive officers are subject to a limitation of deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986. Certain performance-based compensation is not subject to the limitation on deductibility. It is the policy of the Committee to preserve the deductibility of the compensation to the extent compatible with other compensation objectives but, if required by such other objectives, to authorize benefits and compensation which may exceed the deduction limitation. The Compensation Committee does not expect compensation in 2000 to its Chief Executive Officer or any other executive officer will exceed the deduction limitation.

Base Salary

  The Compensation Committee sets the base salary for executives by reviewing the salaries for comparable positions within the Company's industry, the historical compensation levels of the Company's executives and the individual performance of the executives in the preceding year. The Compensation Committee utilizes salary surveys for reference purposes but its salary determinations are not subject to specific criteria. In addition, executive officers whose primary responsibilities are in sales are entitled to receive commissions based primarily on the Company's revenues or a specific portion of these revenues. In 1999, the base salaries of the executive officers were not increased.

Merit Bonus Program

  Each year the Compensation Committee adopts a management incentive plan which reflects the Compensation Committee's belief that a significant portion of each executive officer's compensation should be tied to the achievement by the Company of its financial goals and by each executive officer of his or her individual objectives as determined by the Compensation Committee. The 1999 Management Incentive Plan (the "1999 Incentive Plan") set Company financial goals and merit bonus goals based on the 1999 operating plan approved by the Board of Directors. In addition, the 1999 Incentive Plan prescribed an increase or a decrease in the merit bonuses based upon the Company's actual financial achievements and the fulfillment of the specific management objectives for each executive. Under the 1999 Incentive Plan, executive officers were entitled to receive an average bonus of 56% of base salary if the Company achieved its financial goals for 1999 and the individual executive met or exceeded his or her objectives. The bonuses awarded to executive officers under the plan averaged 56% of their base salaries. Twenty five percent of each bonus awarded was contingent upon the achievement by the Company of certain financial goals during the first two fiscal quarters of 2000.

Stock-Based Compensation

  Awards of stock options under the Company's stock option plans are designed to more closely tie the long-term interests of the Company's executives and its shareholders and to assist in the retention of executives. The Compensation Committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The Compensation Committee's determination of the size of option grants is generally intended to reflect an executive's position with the Company and his or her contributions to the Company. Options generally have a four-year vesting period to encourage key executives to continue in the employ of the Company. The Compensation Committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. Options for an aggregate of 317,200 shares were granted to executive officers in 1999 to reward the executive officers for their performance in 1999 and to establish appropriate incentives.

Chief Executive Officer's Compensation

  The Chief Executive Officer's compensation generally is based on the same policies and criteria as the other executive officers. The Committee did not increase Mr. Schechter's base salary in 1999 over his 1998 salary level. Mr. Schechter was granted an option for 70,000 shares in 1999 based upon his performance in 1998 and to establish appropriate ongoing incentives. Based on the Company's revenue and meeting financial expectations and his individual performance with respect to his objectives, Mr. Schechter received a bonus under the 1999 Incentive Plan equal to his base salary, of which 25% was contingent upon the achievement by the Company of certain financial goals during the first two fiscal quarters of 2000.

                                          Compensation Committee

                                          Ronald W. White
                                          Zenas W. Hutcheson, III

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

  The following performance graph assumes an investment of $100 on December 30, 1994 and compares the change to December 31, 1999 in the market price of the Common Stock with a broad market index (S&P 500) and an industry index (S&P Communication Equipment-Manufacturers). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.


                        [PERFORMANCE GRAPH APPEARS HERE]

                            12/94   12/95  12/96   12/97  12/98   12/99
                            -----   -----  -----   -----  -----   -----
Natural Microsystems         100     230    475     702    110     707
Communications Equipment     100     150    175     228    402     883
S&P Composite                100     138    169     226    290     351

  THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN ABOVE SHALL NOT BE DEEMED "SOLICITING MATERIAL" OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No person serving on the Compensation Committee at any time during 1999 was a present or former officer or employee of the Company or any of its subsidiaries. During 1999, no executive officer of the Company served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity one of whose executive officers served on the Company's Board of Directors or Compensation Committee.

                             SECTION 16 REPORTING

  Section 16(a) of the 1934 Act requires the Company's directors and officers and persons who own more than ten percent of the Common Stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons that no Form 5 was required for such person, the Company believes that all required filings were timely made during 1999 except that Alex N. Braverman filed a late Form 3 in April 1999 and Charles J. Walker filed a late Form 3 in December 1999.

                                LOAN TO OFFICER

  The Company made loans during 1998 to R. Brough Turner, its senior vice president of technology, in the aggregate amount of $483,690. As of March 16, 2000, the total principal and accrued interest outstanding was $553,811. Mr. Turner's indebtedness to the Company is evidenced by a secured promissory note which becomes due, together with interest at the rate of 9% per annum, on July 9, 2001.

                          AMENDMENT TO CERTIFICATE OF
           INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES
                              (Item 2 of Notice)

  Article Four of the certificate of incorporation of the Company currently authorizes the issuance of 45,000,000 shares of common stock and 3,000,000 shares of preferred stock.

  As of March 16, 2000, there were 16,523,553 shares of common stock outstanding. Therefore, 28,476,447 authorized shares of common stock remained available for issuance without further action by the stockholders of the Company, of which 1,830,160 were reserved for issuance under the Company's various stock option and stock purchase plans. No shares of preferred stock were outstanding, although 15,000 were reserved for issuance under the Company's rights plan.

  On March 7, 2000, the Board of Directors of the Company proposed and declared advisable an amendment to the certificate of incorporation increasing the authorized shares of common stock from 45,000,000 to 125,000,000. The proposed amendment would have no effect upon the terms of the common stock.

  The Board of Directors believes that the proposed increase in authorized shares of common stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, acquisitions, or financings. Having such authorized shares available for issuance in the future would allow shares of common stock to be issued for such purposes without the expense and delay of further stockholder action. There is no current plan or proposal to issue any of the additional shares proposed to be authorized.

  The increased number of authorized shares could also be used to make more difficult a change of control of the Company which the Board of Directors determines not to be in the best interests of its stockholders. For instance, such shares could be issued in public or private financing transactions to persons who might side with the Board of Directors in opposing a takeover bid. The Board of Directors is not currently aware of any efforts by any person to gain control of the Company.

  The Board of Directors recommends a vote FOR the proposal to amend the certificate of incorporation. If the enclosed proxy card is returned, the shares represented by the proxy will be voted to approve the proposed amendment unless the proxy indicates to the contrary and may be voted in favor of adjournment of the meeting in order to permit further solicitation of proxies with respect to the proposed amendment if sufficient votes in favor of the proposed amendment have not been received. The affirmative vote of a majority of the outstanding shares of common stock is required for approval of the amendment.

                    APPROVAL OF 2000 EQUITY INCENTIVE PLAN
                              (Item 3 of Notice)

General

  On March 7, 2000, the Board of Directors of the Company adopted the 2000 Equity Incentive Plan (the "2000 Plan"). The 2000 Plan provides for the grant of incentive stock options and stock appreciation rights to employees and nonstatutory stock options, stock bonuses, rights to purchase restricted stock and other awards based on the Company's common stock (collectively, "Stock Awards") to employees, non-employee directors and consultants, of which there are currently approximately 392, 4, and 26, respectively. The Company's 1993 Stock Option Plan and 1993 Non-Employee Directors Stock Option Plan (collectively, the "1993 Plans") will be superseded by the 2000 Plan and no further grants under the 1993 Plans will be made after adoption of the 2000 Plan. Options granted previously under the 1993 Plans will continue to be governed by the terms of the 1993 Plans.

  The Board of Directors believes that approval of the 2000 Plan is in the best interests of the Company because it will provide the Company with sufficient equity-based incentives to attract and retain qualified employees, directors and consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Board of Directors recommends a vote FOR the proposal to approve the 2000 Plan. If the enclosed proxy card is returned, the shares represented by the proxy will be voted to approve the 2000 Plan unless the proxy indicates to the contrary and may be voted in favor of adjournment of the meeting in order to permit further solicitation of proxies with respect to the 2000 Plan if sufficient votes in favor of approving the Plan have not been received. The affirmative vote of a majority of the shares of common stock voting on the matter is required for approval of the 2000 Plan.

  Approval by stockholders of the adoption of the 2000 Plan is sought in order to meet the stockholder approval requirements of (i) Section 422 of the Code, which requires stockholder approval of an incentive stock option plan, (ii) Rule 16b-3 under the 1934 Act, which, in the case of certain option plans that have been approved by stockholders, prevents the grant of options to directors, executive officers and certain other affiliates from being deemed "purchases" for purposes of the profit recapture provisions of Section 16(b) of that Act, (iii) Section 162(m) of the Code, which among other qualifications requires stockholder approval of any option plan to exempt the spread (the difference between the exercise price and the market value at the time of exercise) of options from the limitation on deductibility under that section, and (iv) the rules applicable to companies whose shares are traded on the Nasdaq Stock Market.

  There follows a brief but not comprehensive summary of the 2000 Plan. A copy of the 2000 Plan is attached as an exhibit at the end of this Proxy Statement.

Administration

  The 2000 Plan provides that it is to be administered by a committee (the "Committee") composed of not fewer than two members, all of which will be "non-employee directors" and "outside Directors" within the meanings of the securities laws and the Internal Revenue Code (the "Code"), respectively. Subject to the provisions of the 2000 Plan, the Committee has the authority to determine (i) which persons eligible under the 2000 Plan will be granted Stock Awards; (ii) when and how the Stock Awards will be granted; (iii) whether the Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right, another stock-based award or a combination of the foregoing; (iv) the number of shares involved; (v) the exercise or purchase price; (vi) the type and duration of transfer or other restrictions; and (vii) any other terms of a Stock Award.

Shares Subject to the 2000 Plan

  The aggregate number of shares of the Company's common stock which may be issued under the 2000 Plan is 2,500,000 plus any shares of the Company's common stock represented by options granted under the 1993 Plans which are forfeited, expire or are canceled. On March 16, 2000 the closing sale price of the Company's common stock on the Nasdaq National Market was $72.13 per share.

  If any Stock Award (other than stock appreciation rights) expires or is terminated without having been exercised in full, the applicable shares will again be available for issuance under the 2000 Plan. No more than 250,000 shares of common stock will be subject to stock bonuses, restricted stock purchases, stock appreciation rights and any other awards other than options. In addition, no person will be granted Stock Awards covering more than 250,000 shares of common stock in any calendar year. For each two shares of common stock subject to a nonstatutory option with an exercise price below fair market value, the number of shares of common stock subject to Stock Awards other than options will be reduced by one share. For each share of common stock subject to Stock Awards other than options, the number of shares of common stock subject to a nonstatutory option with an exercise price below fair market value will be reduced by two shares of common stock. No Stock Awards have been granted to date.

  If there is any change in the shares of common stock subject to the 2000 Plan through stock dividends, subdivisions or combinations, the Board of Directors is authorized to make appropriate adjustments to the number of shares and price per share for each Stock Award and the number of common shares available for Stock Awards. If the Company is acquired or liquidates or sells substantially all of its assets while unexercised Stock Awards remain outstanding (i) each Stock Award holder will, upon exercise of his or her Stock Award, be entitled to such stock or other securities as holders of common stock received pursuant to the transaction; (ii) all Stock Awards will become exercisable in full; (iii) all outstanding Stock Awards may be canceled by the Board of Directors provided that each holder shall have the right to exercise all Stock Awards (vested or unvested) during the thirty day period preceding the merger, liquidation or sale; or (iv) all outstanding Stock Awards may be canceled by the Board of Directors provided that each Stock Award holder shall have the right to exercise all vested Stock Awards.

Stock Options

  The exercise price per share of each incentive stock option granted under the 2000 Plan will be not less than the closing sale price of the Company's common stock on the date of the grant of the option (the "Fair Market Value"). The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any employee may have incentive stock options vest in any calendar year may not exceed $100,000. The exercise price per share of each nonstatutory stock option granted will be not less than 50% of Fair Market Value provided that no more than 500,000 nonstatutory shares may have an exercise price of less than 100% of Fair Market Value.

  Options granted under the 2000 Plan will vest (become exercisable) either initially or in periodic installments as determined by the Committee. No option will be exercisable after the expiration of ten years from the date it was granted.

  During the optionee's lifetime, an incentive stock option will be exercisable only by the optionee and will not be transferable except by will or by the laws of descent and distribution. A nonstatutory stock option may be transferred upon such terms and conditions as the Committee may determine in its sole discretion. The optionee may designate a third party who, in the event of the death of the optionee, will be entitled to exercise the vested options, but only within the period ending on the earlier of (i) twelve months following the date of death and
(ii) the expiration of the term of the option as set forth in the specific option agreement. In the event an optionee's status as an employee, director or consultant terminates as a result of disability, the optionee's vested options must be exercised within the same time frame.

  In the event an optionee is terminated as an employee, director or consultant (other than by death, disability or retirement), the optionee may exercise his or her vested options only within the period of time ending on the earlier of (i) 30 days after termination or such longer or shorter period of time set forth in the specific option agreement or (ii) expiration of the option's term. If the optionee is terminated for "cause," all options will terminate immediately. As used in the 2000 Plan, "cause" means (i) a material breach by the optionee of any agreement to which the optionee and the Company are both parties, (ii) any act or failure to act by the optionee which may materially and adversely affect the Company's business or the optionee's ability to perform services for the Company, or (iii) any material misconduct or neglect of duties by the optionee in connection with the business or affairs of the Company.

  In the event of retirement of an optionee pursuant to the Company's retirement policy, or if no policy is in effect then as determined by the Committee, he or she may exercise any options vested on the retirement date within twelve months of that date (or 3 months in the case of an incentive stock option).

  The Committee may, but need not, provide to an optionee the right to exercise his or her options prior to vesting of the options, provided, however, any unvested options will be subject to a repurchase right by the Company at the exercise price if the optionee is terminated. The Committee may also, but need not, provide to an optionee a further option (a "Re-Load Option") in the event the optionee exercise his or her options by surrendering shares of the Company's common stock. The Re-Load Options will be equal to the number of shares surrendered as part of the exercise price, will have the same expiration date as the option exercised, and will have an exercise price equal to the Fair Market Value of the common stock surrendered as part of the exercise.

Stock Bonuses and Restricted Stock

  Grants of stock bonuses and restricted stock involve the issuance of shares to the recipient subject to transfer restrictions, employment restrictions, vesting restrictions, and the Company's right to repurchase the shares at a price determined by the Committee if certain conditions (such as continuation of employment) are not satisfied by the recipient. As the conditions are satisfied, the repurchase restrictions lapse and the recipient is then free to hold or sell the shares free of restrictions. Grants of unrestricted stock involve the issuance of shares free of any transfer or repurchase restrictions. The Committee will have discretion to determine the number of shares to be granted, whether or not they will be restricted (and, if so, the terms of the restrictions) and the amount and form of consideration to be paid for the shares granted.

Stock Appreciation Rights

  The grant of stock appreciation rights entitles the holder to a cash distribution based on the increase in Fair Market Value per share of a designated amount of the Company's common stock. The Committee will have the authority to issue three types of stock appreciation rights under the 2000
Plan:

    (a) Tandem Stock Appreciation Rights. These rights will be tied to either an incentive or nonstatutory stock option and will be subject to the same terms and conditions applicable to the particular option to which it pertains. Tandem rights will require the holder to elect to exercise the underlying option for shares of the Company's common stock or surrender the option for cash equal to the excess of (i) the Fair Market Value (on the date of surrender) of shares of the Company's common stock purchasable under the surrendered option over (ii) the exercise price payable for such shares.

    (b) Concurrent Stock Appreciation Rights. These rights will be granted in connection with an incentive or nonstatutory stock option and will be subject to the same terms and conditions applicable to the particular option to which it pertains. Concurrent rights will be exercised automatically at the same time as the underlying option is exercised. Upon exercise, the holder will be entitled to a cash distribution in an amount equal to the excess of (i) the Fair Market Value (on the date of exercise) of the Company's common stock purchased upon exercise of the option over (ii) the exercise price paid for those shares.

    (c) Independent Stock Appreciation Rights. These rights will be granted independently of any stock option but will be denominated in share equivalents and will be subject to the same terms and conditions as nonstatutory stock options. Upon exercise of the independent rights, the holder will be entitled to a cash distribution in an amount equal to the excess of (i) the Fair Market Value (at date of exercise) of the number of shares of the Company's common stock equal to the number of share equivalents exercised over (ii) the Fair Market Value of such numbers of shares of the Company's common stock on the date the independent rights are granted.

Other Stock-Based Awards

  The 2000 Plan authorizes the making of loans in connection with the purchase of shares under an award. The Committee will have the full authority to decide the terms of any such loan, provided that interest will be payable at least annually and will be charged at the minimum rate of interest necessary to avoid the treatment as an interest under any applicable provisions of the Code. In addition, the 2000 Plan authorizes the grant of other types of awards that are consistent with the terms of the 2000 Plan.

Repricing

  Options granted under the 2000 Plan may not be repriced without shareholder approval.

Amendment and Termination

  The 2000 Plan authorizes the Board of Directors to discontinue, suspend or amend the 2000 Plan, except that no amendment will be effective without stockholders' approval if stockholder approval is required by the NASDAQ National Market. No amendment, suspension or termination of the 2000 Plan or amendment of a Stock Award by the Board of Directors may alter or impair a grantee's rights under a Stock Award previously granted without the grantee's written consent. The 2000 Plan will terminate on April 27, 2010.

Federal Income Tax Consequences under the 2000 Plan

  Set forth below is a general summary of the federal income tax consequences related to options awarded under the 2000 Plan. It is not intended to be exhaustive, and in particular does not address state, municipal or foreign tax laws or the individual circumstances of participants. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change.

  Consequences to the Option holder. There are no federal income tax consequences to the option holder solely by reason of the grant of incentive stock options or nonstatutory stock options under the 2000 Plan. The exercise of an incentive stock option is not a taxable event for regular federal income tax purposes if certain requirements are satisfied, including the restriction providing that the option holder generally must exercise the option no later than three months following termination of his employment. However, the exercise of an incentive stock option may give rise to an alternative minimum tax liability (see discussion below).

  Upon the exercise of a nonstatutory stock option, the option holder will generally recognize ordinary income in an amount equal to the excess of fair market value of the shares at the time of exercise over the amount paid as the exercise price. The ordinary income recognized in connection with the exercise by an option holder of a nonstatutory stock option will be subject to both income and employment tax withholding. The option holder's tax basis in the shares acquired pursuant to the exercise of an option will be the amount paid upon exercise plus, in the case of a nonstatutory stock option, the amount of ordinary income recognized by the option holder upon exercise.

  If any option holder disposes of shares acquired upon the exercise of an incentive stock option in a taxable transaction, and such disposition occurs more than two years from the date on which the option is granted and more than one year after the date on which the shares are transferred to the option holder pursuant to the exercise of the incentive stock option (a "qualifying disposition"), the option holder will recognize long-term capital gain or loss equal to the difference between the amount realized upon such disposition and the option holder's adjusted basis in such shares (generally the exercise price).

  If the option holder disposes of shares acquired upon the exercise of an incentive stock option (other than in certain tax-free transactions) within two years from the date on which the incentive stock option is granted or within one year after the transfer of the shares to the option holder pursuant to the exercise of the incentive stock option (a "disqualifying disposition"), then at the time of disposition the option holder will generally recognize ordinary income equal to the lesser of (i) the excess of such shares' fair market value on the date of exercise over the exercise price paid by the option holder or (ii) the option holder's actual gain (i.e. the excess, if any, of the amount realized on the disposition over the exercise price paid by the option holder). If the total amount realized on a taxable disposition (including return of capital and capital gain) exceeds the fair market value on the date of exercise, then the option holder will recognize a capital gain in the amount of such excess. If the option holder incurs a loss on the disposition (i.e., if the total amount realized is less than the exercise price paid the option holder), then the loss will be a capital loss.

  If any option holder disposes of shares acquired upon exercise of a nonstatutory stock option in a taxable transaction, the option holder will recognize capital gain or loss in an amount equal to the difference between his/her basis (as discussed above) in the shares sold and the total amount realized upon disposition. Any such capital gain or loss (and any capital gain or loss recognized on a disqualifying disposition of shares acquired upon exercise of incentive stock options as discussed above) will be long-term capital gain or loss if the shares were held for more than one year from the date such shares were transferred to the option holder.

  Alternative minimum tax ("AMT") is imposed in addition to, but only to the extent it exceeds, the option holder's regular income tax for the taxable year. Generally, AMT is computed at the rate of 26% on the excess of a taxpayer's alternative minimum taxable income ("AMTI") over the exemption amount, but only if such excess amount does not exceed $175,000 ($87,500 in the case of married individuals filing separate returns). The AMT tax rate is 28% of such excess amount over the $175,000 ($87,500) amount. For these purposes, the exemption amount is $45,000 for joint returns or returns of surviving spouses ($33,750 for single taxpayers and $22,500 for married individuals filing separate returns), reduced by 25% of the excess of AMTI over $150,000 for joint returns or returns of surviving spouses ($112,500 for single taxpayers and $75,000 for married individuals filing separate returns). A taxpayer's AMTI is essentially the taxpayer's taxable income adjusted pursuant to the AMT provisions and increased by items of tax preference.

  The exercise of incentive stock options (but not nonstatutory stock options) will generally result in an upward adjustment to the option holder's AMTI in the year of exercise by an amount equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. The basis of the stock acquired for AMT purposes, will equal the exercise price increased by the prior upward adjustment of the taxpayer's AMTI due to the exercise of the option. This will result in a corresponding downward adjustment to the option holder's AMTI in the year of disposition of the stock. The AMT paid with respect to the exercise of an incentive stock option is allowed as a credit against the regular tax liability of the option holder in a subsequent year when he disposes of the stock; therefore, imposition of the AMT at the time of exercise of an incentive stock option may not increase the aggregate amount of income tax paid by the option holder, but instead may only affect the timing of such payments.

  Consequences to the Company. There are no federal income tax consequences to the Company by reason of the grant of incentive stock options or nonstatutory stock options or the exercise of incentive stock options (other than disqualifying dispositions). At the time the option holder recognizes ordinary income from the exercise of a nonstatutory stock option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized (as described above), provided that the Company satisfies its tax reporting obligations described below. To the extent the option holder recognizes ordinary income by reason of a disqualifying disposition of the stock acquired upon exercise of incentive stock options, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs, provided that the Company satisfies a tax reporting obligation described below. The Company will be required to report to the Internal Revenue Service any ordinary income recognized by any option holder by reason of the exercise of a nonstatutory stock option or the disqualifying disposition of stock acquired upon exercise of incentive stock options. The Company will be required to withhold income and employment taxes (and pay the employer's share of employment taxes) with respect to ordinary income recognized by the option holder upon the exercise of nonstatutory stock options.

  Tax Treatment of Restricted Stock. An employee who receives a restricted stock award under the 2000 Plan generally will not recognize taxable income at the time the award is received, but will recognize ordinary compensation income when the transfer and forfeiture restrictions lapse in an amount equal to the excess of the aggregate fair market value, as of the date the restrictions lapse, over the amount, if any, paid by the employee for the restricted stock. Alternatively, an employee receiving stock may elect, in accordance with Section 83(b) of the Code, to treat as ordinary income the excess of the fair market value of the shares of restricted stock at the time of grant over the amount if any, paid by the employee, notwithstanding the transfer and forfeiture restrictions on the stock. All such taxable amounts are deductible by the Company at the time and in the amount of the ordinary compensation income recognized by the employee. The full amount of dividends or other distributions of property made with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions will constitute ordinary compensation income to the employee and the Company will be entitled to a deduction at the same time and in the same amount.

  Tax Treatment of Unrestricted Stock. Upon receiving an award of unrestricted stock under the 2000 Plan, the employee will realize ordinary income to the extent of the fair market value (determined at the time of transfer to the employee) of such shares, over the amount, if any paid by the employee for the shares. Such taxable amounts will be deductible as compensation by the Company.

  Tax Treatment of Cash Distributions Pursuant to Stock Appreciation
Rights. Employees receiving a cash distribution pursuant to stock appreciation rights issued under the 2000 Plan will realize ordinary income in the amount of such cash distribution. Such taxable amounts will be deductible as compensation by the Company.

  Limitation on Deduction Under Section 162(m) of the Code. Section 162(m) of the Code generally limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The deduction limitation of Section 162(m) does not apply, however, to certain performance-based compensation arrangements, including plans providing for stock options having an exercise price of not less than 100% of fair market value (determined at the time the options are granted), which establish specific performance goals and/or limits on awards, which are administered by a committee composed exclusively of "outside" directors, and are disclosed to and approved by the stockholders of the public company.

                         RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS
                              (Item 4 of Notice)

  On the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 2000. This firm has audited the accounts and records of the Company since 1997.
A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions from stockholders and will have an opportunity to make a statement if desired.

  The selection of independent auditors is not required to be submitted to a vote of the stockholders. The Board believes, however, it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders do not ratify the appointment, the Board will reconsider its selection.

                    STOCKHOLDER PROPOSALS FOR 2001 MEETING

  Proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received on or before December 19, 2000 for inclusion in the proxy materials relating to that meeting. Any such proposals should be sent to the Company at its principal offices and addressed to the Chief Financial Officer. Other requirements for inclusion are set forth in Rule 14a-8 under the 1934 Act. In addition, if the Company receives notice of a stockholder proposal after February 12, 2001, the persons named as proxies for the 2001 Annual Meeting will have discretionary authority to vote on such proposal.

                                 OTHER MATTERS

  The Company has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

  The Company will bear the cost of the solicitation of proxies, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of Common Stock.

                                          By order of the Board of Directors

                                          Dianne L. Callan
                                          Secretary

March 29, 2000

  The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                       Natural MicroSystems Corporation

                          2000 Equity Incentive Plan

1. INTRODUCTION AND PURPOSE

  (a) This 2000 Equity Incentive Plan (the "2000 Plan" or "the Plan") supersedes the Natural MicroSystems Corporation ("the Company") 1993 Stock Option Plan and the Company's 1993 Non-employee Directors Stock Option Plan (collectively the "1993 Plans") for all awards made after the date the 2000 Plan is adopted by the Board of Directors of the Company and approved by the Company's stockholders. Options granted under the 1993 Plans prior to the approval of the 2000 Plan shall be governed by the terms of the 1993 Plans.

  (b) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Bonuses, (iv) rights to purchase Restricted Stock, (v) Stock Appreciation Rights, and (vi) other awards based upon the Company's Common Stock on such terms and conditions as the Board may determine.

  (c) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company and its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

  (d) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c) hereof, be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) Stock Bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof,
(iii) Stock Appreciation Rights granted pursuant to Section 8 hereof or (iv) other stock based awards granted pursuant to Section 9 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and shall be in such form as required pursuant to Section 6 hereof.

2. DEFINITIONS AND RULES OF INTERPRETATION

  (a) Definitions.

  For the purpose of the Plan. the following terms shall have the respective meanings set forth below, unless the subject matter or context is inconsistent therewith:

    (i) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

    (ii) "BOARD" means the Board of Directors of the Company.

    (iii) "CODE" means the Internal Revenue Code of 1986, as amended.

    (iv) "COMMITTEE" means the Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

    (v) "COMPANY" means Natural MicroSystems Corporation.

    (vi) "COMPANY COMMON STOCK" means shares of the common stock of the Company.

    (vii) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(ii) hereof.

    (viii) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term Consultant shall not include Directors in their capacity as such.

    (ix) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as an Employee, Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options and Stock Appreciation Rights appurtenant thereto, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute.

    (x) "DIRECTOR" means a member of the Board.

    (xi) "DISABILITY" means total and permanent disability as defined in
  Section 22(e)(3) of the Code.

    (xii) "EMPLOYEE" means any person, including Officers and Directors, employed as a common law employee by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute a person as an Employee.

    (xiii) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (xiv) "FAIR MARKET VALUE" means the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System, Inc. (NASDAQ), or, if the Common Stock is not quoted on NASDAQ, the fair market value as determined by the Committee.

    (xv) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

    (xvi) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted under subsection 8(b)(iii) hereof.

    (xvii) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a Consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K (or any successor regulation of similar import) promulgated pursuant to the Securities Act (Regulation S-K)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K (or any successor regulation of similar import); or (ii) is otherwise considered a non-employee director for purposes of Rule 16b-3 of the Exchange Act.

    (xviii) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

    (xix) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (xx) "OPTION" means a stock option granted pursuant to the Plan.

    (xxi) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

    (xxii) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

    (xxiii) "OUTSIDE DIRECTOR" means for any given date of grant a Director who either (i) is not then a current employee of the Company or an affiliated corporation (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan) during the then current taxable year, was not an officer of the Company or an affiliated corporation at any time, and is not then currently receiving direct or indirect remuneration from the Company or an affiliated corporation for services in any capacity other than as a Director, and (ii) is otherwise considered an outside director for purposed of Section 162(m) of the Code.

    (xxiv) "PLAN" or "2000 PLAN" means this 2000 Equity Incentive Plan, as the same may be amended from time to time.

    (xxv) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

    (xxvi) "SECURITIES ACT" means the Securities Act of 1933, as amended.

    (xxvii) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 hereof.

    (xxviii) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

    (xxix) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

    (xxx) "STOCK BONUS" means any stock bonus of the type which may be granted under Section 7 hereof.

    (xxxi) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted under subsection 8(b)(i) hereof.

    The foregoing terms are not the exclusive definitions as used in the Plan and reference is made to other capitalized terms defined in the context of their first use herein.

  (b) Rules of Interpretation.

    (i) The headings and subheadings used herein or in any Option or other instrument evidencing a Stock Award are solely for convenience of reference and shall not constitute a part of the Plan or such document or affect the meaning, construction or effect of any provision thereof.

    (ii) All definitions set forth herein shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender and vice versa, as the context may require.

    (iii) Reference to "including" means including without limiting the generality of any description preceding such term.

    (iv) Unless otherwise expressly stipulated, any reference in the Plan to any statute, act, regulation or specific provision thereof shall also extend to any amendment, restatement or other modification to such statute, act, regulation or specific provision thereof or any successor statute, act, regulation or provision of similar import.

    (v) Unless otherwise expressly provided, any reference in the Plan to any specific provision of any statute or act shall include any regulations promulgated thereunder from time to time and interpretations thereof as may be applicable to the Plan.

3. ADMINISTRATION

  (a) The Plan shall be administered by the Committee.

  (b) The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

    (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Bonus, a right to purchase restricted stock, a Stock Appreciation Right, another stock-based award or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which Stock Awards shall be granted to each such person.

    (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Stock Award Agreement fully effective.

    (iii) Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and which are not in conflict with the provisions of the Plan.

  (c) Administration of the Plan shall be delegated to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Non-Employee Directors and Outside Directors. The Committee shall have, in connection with the administration of the Plan, the powers set forth in the Plan; subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and vest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, at any time the Board or the Committee may delegate to a committee of one or more officers of the Company the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act and to eligible persons with respect to whom the Company does not wish to comply with Section 162(m) of the Code.

  (d) The Board shall have the authority to correct any defect, omission or inconsistency in the Plan and to amend the Plan as provided in Section 16. The Board shall have the authority to appoint the Committee and to fill any vacancy created on the Committee by reason of the death, resignation or removal of any member thereof by appointing an eligible successor.

4. SHARES SUBJECT TO THE PLAN.

  (a) Subject to the provisions of Section 14 hereof relating to adjustments upon changes in stock, the number of shares of stock that may be issued pursuant to Stock Awards under the Plan shall be equal to 2,500,000 shares of Company Common Stock plus any shares of Company Common Stock represented by awards granted under the 1993 Plans which, after adoption of the Plan by the Board, are forfeited, expire or are canceled without delivery of shares of stock. If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the Company common Stock not purchased shall again become available for issuance under the Plan. Notwithstanding the foregoing, Shares of Company Common Stock subject to Stock Appreciation Rights exercised in accordance with Section 8 hereof shall not be available for subsequent issuance under the Plan.

  (b) The Company Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Subject to subsections 4(a), 4(c) and 4(d) hereof, not more than 250,000 shares of Company Common Stock in the aggregate may be subject to Stock Bonuses and purchases of restricted stock (provided for in Section 7), Stock Appreciation Rights (provided for in
Section 8), and other awards (provided for in Section 9).

  (c) For each share of Company Common Stock subject to Stock Bonuses and purchases of restricted stock (provided for in Section 7), Stock Appreciation Rights (provided for in Section 8), and other awards (provided for in Section
9), the number of Shares of Company Common Stock which shall be subject to a nonstatutory Stock Option granted under subsection 6(b) at an exercise price less than one hundred percent (100%) of Fair Market Value shall be reduced by two shares of Company Common Stock.

  (d) For each two shares of Company Common Stock subject to a nonstatutory Stock Option granted under subsection 6(b) at an exercise price less than one hundred percent (100%) of Fair Market Value, the aggregate number of shares of Company Common Stock subject to Stock Bonuses and purchases of restricted stock (provided for in Section 7), Stock Appreciation Rights (provided for in
Section 8), and other awards (provided for in Section 9) shall be reduced by one share of Company Common Stock.

5. ELIGIBILITY.

  (a) Incentive Stock Options and Stock Appreciation rights appurtenant thereto may be granted only to Employees. Other Stock Awards may be granted to Employees, Directors or Consultants.

  (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) Company Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such Company Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

  (c) No person shall be eligible to be granted Stock Awards covering more than 250,000 shares of Company Common Stock in any calendar year, subject to appropriate adjustment for stock subdivisions, combinations, dividends and similar capital changes.

6. OPTION PROVISIONS

  Each Option Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions except as otherwise specifically provided elsewhere in the Plan.

  (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

  (b) PRICE. Subject to subsection 5(b) hereof, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Company Common Stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be set by the Committee at the time each Option is granted, but in no event shall (i) any exercise price be less than fifty percent (50%) of such Fair Market Value and (ii) subject to subsections 4(c) and 4(d), not more than 500,000 shares of Company Common Stock shall be subject to a Nonstatutory Stock Option at an exercise price less than one hundred percent (100%) of such Fair Market Value.

  (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other Company Common Stock, (B) according to a deferred payment or other arrangement

(which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d) hereof, or (C) in any other form of legal consideration that may be acceptable to the Committee including delivery of a promissory note of the Optionee to the Company on terms determined by the Committee.

  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

  (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred upon such terms and conditions as are set forth in the Option Agreement, as the Committee shall determine in its sole discretion.

  (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable (vest) with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

  (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death, Disability or retirement), the Optionee may exercise his or her Option, but only within such period of time ending on the earlier of (i) three (3) months after termination of the Optionee's Continuous Status as an Employee Director or Consultant or such longer or shorter period of time specified in the Option Agreement, or
(ii) the expiration of the Options term, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).

  In the event of the retirement of an Optionee from the Company pursuant to the Company's retirement policy then in effect, or if there be none, then as determined by the Committee in its sole discretion, he or she may exercise his or her Option during the period ending twelve (12) months after his or her retirement date (or three (3) months in the case of an Incentive Stock Option). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionees Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

  Notwithstanding the preceding, in the event an Optionee's employment with (or services to) the Company is terminated by it for cause (as determined by the Company), the Option shall terminate on the date of termination and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  As used herein, "cause" shall mean (x) any material breach by the Optionee of any agreement to which the Optionee and the Company are both parties, (y) any act or omission to act by the Optionee which may have a material and adverse effect on the Company's business or on the Optionee's ability to perform services for the Company, including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Optionee in connection with the business or affairs of the Company or any affiliate of the Company.

  (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period of time as specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement). If, after the date of termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (h) DEATH OF OPTIONEE. In the event of a death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d) hereof, but only within the period ending on the earlier of
(i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option; provided, however, any unvested shares shall be subject to a repurchase right in the Company at the Exercise Price in the event of the termination of the Optionee's Continuous Status as an Employee, Director or Consultant prior to the time(s) such option would have become vested.

  (j) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any minimum required rate of federal, state or local tax withholding relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

  (k) RE-LOAD OPTIONS. Without in any way limiting the authority of the Committee to make or not to make grants of Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a Re-Load Option) in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Company Common Stock in accordance with the Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option, (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subsection 5(b) hereof), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the Company Common Stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

  Any such Re-Load Option may be an Incentive Option or a Nonstatutory Stock Option, as the Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 13(d) hereof and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) hereof and shall be subject to such other terms and conditions as the Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of the Options.

7. TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

  Each Stock Bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The terms and conditions of Stock Bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each Stock Bonus or restricted stock purchase agreement shall include (through incorporation of provisions herein by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

  (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Committee may determine that eligible participants in the Plan may be granted a Stock Award pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company for its benefit.

  (b) TRANSFERABILITY. Except as otherwise provided elsewhere in the Plan, no rights under a Stock Bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the rights are granted only by such person. The person to whom the Stock Award is granted, may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of such person, shall thereafter be entitled to exercise the rights held by such person under the Stock Bonus or restricted stock purchase agreement.

  (c) CONSIDERATION. The purchase price of stock acquired pursuant to a Stock Award in the form of a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its discretion; including delivery of a promissory note of the Optionee to the Company on terms determined by the Committee. Notwithstanding the foregoing, the Committee may grant a Stock Award pursuant to a Stock Bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

  (d) VESTING. Shares of Company Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Committee.

  (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a Participants Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Company Common Stock held by that person which have not vested as of the date of termination under the terms of the Stock Bonus or restricted stock purchase agreement between the Company and such person.

8. STOCK APPRECIATION RIGHTS

  (a) The Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights to Employees or Directors of or Consultants to, the Company or its Affiliates under the Plan. Each such right shall entitle the holder to a distribution based on the appreciation in the Fair Market Value per share of a designated amount of Company Common Stock.

  (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

    (i) TANDEM STOCK APPRECIATION RIGHTS. Tandem rights will be granted appurtenant to an Option and will require the holder to elect between the exercise of the underlying Option for shares of Company Common Stock and the surrender, in whole or in part, of such Option for an appreciation distribution equal to the excess of (A) the Fair Market Value (on the date of Option surrender) of vested shares of Company Common Stock purchasable under the surrendered Option over (B) the aggregate exercise price payable for such shares.

    (ii) CONCURRENT STOCK APPRECIATION RIGHTS. Concurrent rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of Company Common Stock subject to the underlying Option and will be exercised automatically at the same time the Option is exercised for those shares. The appreciation distribution to which the holder of such concurrent right shall be entitled upon exercise of the underlying Option shall be in an amount equal to the excess of (A) the aggregate Fair Market Value (at date of exercise) of the vested shares purchased under the underlying Option with such concurrent rights over (B) the aggregate exercise price paid for those shares.

    (iii) INDEPENDENT STOCK APPRECIATION RIGHTS. Independent Rights may be granted independently of any Option and will entitle the holder upon exercise to an appreciation distribution equal in amount to the excess of
  (A) the aggregate Fair Market Value (at date of exercise) of a number of shares of Company Common Stock equal to the number of vested share equivalents exercised at such time (as described in subsection 8(c)(iii)) hereof over (B) the aggregate Fair Market Value of such number of shares of Company Common Stock at the date of grant.

  (c) The terms and conditions applicable to each Tandem Right, Concurrent Right and Independent Right shall be as follows:

    (i) TANDEM RIGHTS:

      A. Tandem rights may be tied to either Incentive Stock Options or Nonstatutory Stock Options. Each such right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular Option to which it pertains. If Tandem Rights are granted appurtenant to an Incentive Stock Option, they shall satisfy any applicable Treasury Regulations so as not to disqualify such Option as an Incentive Stock Option under the Code.

      B. The appreciation distribution payable on the exercised Tandem Right shall be in cash in an amount equal to the excess of (i) the Fair Market Value (on the date of the Option surrender) of the number of shares of Company Common Stock covered by that portion of the surrender Option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

    (ii) CONCURRENT RIGHTS:

      A. Concurrent Rights may be tied to any or all of the shares of Company Common Stock subject to any Incentive Stock Option or Nonstatutory Stock Option grant made under the Plan. A Concurrent Right shall, except as specifically set forth below, be subject to the same terms and conditions applicable to the particular option grant to which it pertains.

      B. A Concurrent Right shall be automatically exercised at the same time as the underlying Option is exercised with respect to the particular shares of Company Common Stock to which the Concurrent Right pertains.

      C. The appreciation distribution payable on an exercised Concurrent Right shall be in cash in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (i) the aggregate Fair Market Value (on the date the Option is exercised) of the vested shares of Company Common Stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

    (iii) INDEPENDENT RIGHTS:

      A. Independent Rights shall, except as specifically set forth below, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6 hereof. They shall be denominated in share equivalents.

      B. The appreciation distribution payable on the exercised Independent Right shall be in cash in an amount equal to the excess of (I) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company Common Stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (II) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company Common Stock.

    (iv) TERMS APPLICABLE TO TANDEM RIGHTS, CONCURRENT RIGHTS AND INDEPENDENT
  RIGHTS:

      A. To exercise any outstanding Tandem, Concurrent or Independent Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the instrument evidencing such right.

      B. If a Tandem, Concurrent or Independent Right is granted to an individual who is at the time subject to Section 16(b) of the Exchange Act (a Section 16(b) Insider), then the instrument of grant shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3.

      C. Except as otherwise provided in this Section 8, no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of Tandem, Concurrent or Independent Rights.

9. OTHER STOCK AWARDS.

  The Committee shall have the right to grant rights other than those types described above based upon Company Common Stock having such terms and conditions as the Committee may determine, including the grant of shares based upon certain conditions and grant of securities convertible into Company Common Stock.

10. CANCELLATION AND RE-GRANT OF OPTIONS.

  (a) Subject to prior approval by the Company's stockholders, the Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options and/or Stock Appreciation Rights, the repricing of any outstanding Options and/or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Company Common Stock, but having an exercise price per share not less than eighty five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of an Incentive Stock Option granted to a 10% stockholder (as described in subsection 5(b) hereof) not less than one hundred ten percent (110%) of the Fair Market Value) per share of Company Common Stock on the new grant date. Notwithstanding the foregoing, the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

  (b) Shares of Company Common Stock subject to an Option or Stock Appreciation Right canceled under this Section 10 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted to a person pursuant to subsection 5(c) hereof. The repricing of an Option and/or Stock Appreciation Right under this Section 10, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted to a person pursuant to subsection 5(c) hereof. The provisions of this subsection 10(b) shall be applicable only to the extent required by Section 162(m) of the Code.

11. COVENANTS OF THE COMPANY.

  (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Company Common Stock required to satisfy such Stock Awards up to the number of shares of Company Common Stock authorized under the Plan.

  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Company Common Stock under the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Company Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Company Common Stock under such Stock Awards unless and until such authority is obtained.

12. USE OF PROCEEDS FROM STOCK.

  Proceeds from the sale of Company Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

13. MISCELLANEOUS.

  (a) The Committee shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

  (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) hereof shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Common Stock subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

  (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee, with or without cause.

  (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of Company Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

  (e) The Committee shall be authorized to establish procedures pursuant to which Participants may elect to defer the gain realized upon exercise of a stock option, or such gain derived from other stock based awards granted under the Plan.

14. EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN.

  (a) If any change is made in the Company Common Stock subject to the Plan, or subject to any Stock Award, without receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to options and Stock Appreciation Rights pursuant to subsection 5(c) hereof, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or Committee, the determination of which shall be final, binding and conclusive. Notwithstanding the preceding however, the conversion of any convertible securities of the Company shall not be treated as "transaction not involving the receipt of consideration by the Company."

  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of Company Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then, at the sole discretion of the Committee and to the extent permitted by applicable law: (i) any surviving corporation or an Affiliate of such surviving corporation shall assume any Stock Awards and such Stock Awards shall continue in full force and effect if such surviving corporation and its Affiliates is willing to do so, or at the sole discretion of the Committee, and with respect to Stock Awards held by persons who are then determined by the Committee to be in Continuous Status as Employees, Directors or Consultants (ii) the Board may waive any discretionary limitations imposed pursuant to Section 6 hereof so that all Stock Awards from and after a date prior to the effective date of such merger, consolidation, liquidation or sale, as the case may be, specified by the Board, shall be exercisable in full; or (iii) all outstanding Stock Awards may be cancelled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of a Stock Award, and each holder of an Award shall have the right to exercise such Award in full (without regard to any discretionary limitations imposed pursuant hereto) during the 30-day period preceding the effective date of such merger, consolidation, liquidation or sale; or (iv) all outstanding Awards may be cancelled by the Board as of the date of any such merger, consolidation, liquidation or sale provided that notice of such cancellation shall be given to each holder of a Award, and each holder of a Award shall have right to exercise such Award but only to the extent exercisable in accordance with any discretionary limitations imposed pursuant hereto prior to the effective date of such merger, consolidation, liquidation or sale.

15. GRANT OF OPTIONS IN CONNECTION WITH CERTAIN ACQUISITIONS.

  The Board may grant Options under the Plan upon assumption of or in substitution for incentive stock options or non-statutory stock options granted under plans of other employers, if such grant occurs by reason of a corporate merger, consolidation, separation, reorganization, or liquidation to which the Company is a party, or by reason of the acquisition of property or stock of another corporation by the Company; provided that, with respect to any Incentive Stock Option, such transaction is a transaction to which Section 424(a) of the Code applies. The Board may impose such terms and conditions upon the grant of any Incentive Stock Options under this Section 15 as are necessary to ensure that the assumption or substitution will not constitute a modification of the Option under Section 424(h) of the Code, even though any such term or condition would otherwise be inconsistent with the provisions of this Plan. Options granted under the provisions of this Section 15 may be granted at a price less than the Fair Market Value of the Common Stock on the date such Option is granted, so long as the ratio of the Option price to the Fair Market Value of the Common Stock is no more favorable to the Optionee than the ratio of the Option price to the Fair Market Value of the stock subject to the old option immediately before such assumption or substitution. Except as otherwise specifically provided in the agreement setting forth the terms and conditions of such Option, the provisions of this Plan shall govern any Options granted under this Section 15. Nothing in this Section 15 shall be deemed to authorize the grant of Options under the Plan for a number of shares in excess of the number set forth in Section 4, nor to limit in any way the authority of the Board to grant assumed or substituted Options in connection with such transactions other than under the Plan.

16. AMENDMENT OF THE PLAN AND STOCK AWARDS.

  (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 hereof relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of the Nasdaq National Market or any similar organization or of any national securities exchange upon which shares of Company Common Stock are listed or eligible for trading.

  (b) The Board may in its sole discretion submit any other amendments to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

  (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provision of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

  (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the persons to whom the Stock Award was granted and (ii) such person consents in writing.

  (e) The Committee at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights and obligations under any Stock Award shall not be altered or impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

17. TERMINATION OR SUSPENSION OF THE PLAN.

  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 27, 2010. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with consent of the person to whom the Stock Award was granted.

18. GOVERNING LAW.

  The provisions of the Plan and all Stock Awards made hereunder shall be governed by and interpreted in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of law principles thereof.

                                    *******

Adopted by the Board of Directors on March 7, 2000.

Approved by the Company's Stockholders on        .

                       NATURAL MICROSYSTEMS CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING ON APRIL 28, 2000

The undersigned stockholder of Natural MicroSystems Corporation hereby acknowledges receipt of the Notice of Annual Meeting and related Proxy Statement and appoints Robert P. Schechter, Dianne Callan and Richard N. Hoehn, or any one or more of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of Natural MicroSystems Corporation common stock standing in the name of the undersigned at the Annual Meeting of Stockholders of Natural MicroSystems Corporation to be held at its corporate offices, 100 Crossing Boulevard, Framingham, Massachusetts on April 28, 2000 at 1:00 p.m., local time and any adjournments thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign exactly as your name(s) appear(s) on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation or partnership, this signature should be that of an authorized officer who should state his or her title.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

___________________________________      _______________________________________

___________________________________      _______________________________________

___________________________________      _______________________________________

                       NATURAL MICROSYSTEMS CORPORATION

             Dear Stockholder:

             Please mark the boxes on the proxy card to indicate how your shares should be voted, then sign and date the card, detach it and return it in the enclosed postage paid envelope.

             Sincerely,

             NATURAL MICROSYSTEMS CORPORATION


[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

-------------------------------------------------------------------------------
NATURAL MICROSYSTEMS CORPORATION
-------------------------------------------------------------------------------

Mark box at right if an address change or comment has been                  [_]
noted on the reverse side of this card.

1. Elect a Director:
Nominee:
                                                              With-
                                                      For     hold
  Robert P. Schechter                                 [_]      [_]
  Ronald W. White                                     [_]      [_]

                                                        For   Against   Abstain
2. Approve an amendment to the Company's Certificate    [_]      [_]      [_]
of Incorporation increasing the authorized number of shares of common stock issuable thereunder.

3. Approve the adoption of                              [_]      [_]      [_]
the Company's 2000 Equity Incentive Plan.

4. Ratify the Board of Directors'                       [_]      [_]      [_]
selection of PricewaterhouseCoopers LLP as independent auditors.


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

Please be sure to sign and date this Proxy.


------------------Stockholder sign here --------- Co-Owner sign here--

DETACH CARD                                                         DETACH CARD